Sub-Item 77Q1(d): Copies of Constituent Instruments Defining the Rights of Holders of Any New Class
of Securities Relating to Sub-Item 77I

Amendment No. 19 to the Trust’s Agreement and Declaration of Trust, dated September 19, 2013, which established Institutional Shares for the Goldman Sachs Money Market Fund and Goldman Sachs
Global Markets Navigator Fund is incorporated herein by reference to Exhibit (a)(20) to PEA No. 35.